Addendum to Termination Agreement

IT IS THEREFORE AGREED AS FOLLOWS:

1. VH will pay to the nominee of P (being J Harris) the sum of US$ 32 000.00 as follows:

1.	$ 5 000 on signature;
2.	$ 3 000 each month on the first day thereof, the first payment due on or before 1 June 2012, until the whole amount is paid in full.

2. Such payment once made will be in full and final settlement of all civil claims between the parties.

3. The settlement includes non-disparagement, non-disclosure of information, non-circumvention and confidentiality provision concerning all the other parties to this agreement, and/or any information pertaining to them acquired during the course of this agreement concerning any party, relating to anything concerning the other parties hereto, which obligation may only be lifted for statutory and related legal requirements to allow VH to comply with the required SEC statutory filings, and then only strictly for such purposes only.

4. Neither party shall be obliged to attend any sessions with a mediator or Counsel/or.

SIGNED AT CAPE TOWN ON THE	DAY OF MAY 2012
/s/ JOHN HARRIS	15 MAY 2012
JOHN HARRIS (Personally and for and on behalf of PENINSULA HOLDINGS LTD.
Address: (Who warrants by his signature above that he is authorized to sign its/their behalf)